As filed with the Securities and Exchange Commission on January 4, 2005
                                                     Registration No. 333-121406
--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 1
                                   FORM S-3/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 CRYOLIFE, INC.
             (Exact name of registrant as specified in its charter)

                             FLORIDA                                                 59-2417093
  (State or other jurisdiction of incorporation or organization)        (I.R.S. Employer Identification No.)

                                 CRYOLIFE, INC.
                           1655 ROBERTS BOULEVARD, NW
                             KENNESAW, GEORGIA 30144
                                 (770) 419-3355
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                      -----------------------------------

                                                                                 COPIES TO:
      STEVEN G. ANDERSON, PRESIDENT, CHIEF EXECUTIVE OFFICER            T. CLARK FITZGERALD III, ESQ.
              AND CHAIRMAN OF THE BOARD OF DIRECTORS                      ARNALL GOLDEN GREGORY LLP
                          CRYOLIFE, INC.                                       171 17TH STREET
                    1655 ROBERTS BOULEVARD, NW                                   SUITE 2100
                     KENNESAW, GEORGIA 30144                               ATLANTA, GEORGIA 30363
                          (770) 419-3355                                       (404) 873-8500

      (Name, address, including zip code, and telephone number,
             including area code, of agent for service)
                      -----------------------------------


     Approximate Date of Commencement of Proposed Sale to the Public: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     All expenses, other than fees and expenses of legal or other advisors to the selling shareholders, will be paid by CryoLife. Such expenses are as follows:*

         SEC registration fee................................  $         5,885
         NYSE listing fee....................................           25,000
         Printing expenses...................................           10,000
         Accounting fees and expenses........................           25,000
         Legal fees and expenses.............................           50,000
         Miscellaneous.......................................           15,115
                                                               -----------------
                  Total......................................  $       131,000
                                                               =================

_____________________________
*The amounts set forth, except for the filing fees for the SEC, are estimated.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant is a Florida corporation. The following summary is qualified in its entirety by reference to the complete text of the Florida Business Corporation Act (the "FBCA"), the Registrant's Restated Articles of Incorporation, the Registrant's Bylaws and the indemnification agreements entered into with the Registrant's directors and Chief Financial Officer.

     Under Section 607.0850(1) of the FBCA, a corporation may indemnify any of its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (including any appeal thereof) (i) if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and (ii) with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, Section 607.0850(2) provides that no indemnification shall be made in respect of any claim, issue or matter as to which the director or officer shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
Article X of the Registrant's Restated Articles of Incorporation and Article VI of the Registrant's Bylaws require that, if in the judgment of the majority of the Board of Directors (excluding from such majority any director under consideration for indemnification) the criteria set forth under Section 607.0850 have been met, then the Registrant shall indemnify its directors and officers for certain liabilities incurred in the performance of their duties on behalf of the Registrant to the maximum extent allowed by Section 607.0850 of the FBCA (formerly Section 607.014 of the Florida General Corporation Act).

     The Registrant has purchased insurance to insure (i) the Registrant's directors and officers against damages from actions and claims incurred in the course of their duties, and (ii) the Registrant against expenses incurred in defending lawsuits arising from certain alleged acts of its directors and officers.

     The Registrant has entered into indemnification agreements with each of its directors and its Chief Financial Officer ("Indemnitees"), on the dates indicated on Exhibit 99.1. Pursuant to such agreements, the Registrant shall indemnify each Indemnitee whenever he or she is or was a party or is threatened to be made a party to any proceeding, including without limitation any such proceeding brought by or in the right of the Registrant, because he or she is or was a director or officers of the Registrant or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or because of anything done or not done by the Indemnitee in such capacity, against expenses and liabilities (including the costs of any investigation, defense, settlement or appeal) actually and reasonably incurred by the Indemnitee or on his or her behalf in connection with such proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that an Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Unless a determination has been made that the Indemnitee is not entitled to indemnification pursuant to the agreement, all reasonable expenses incurred by or on behalf of such Indemnitee shall be advanced from time to time by the Registrant to the Indemnitee within thirty
(30) days after the Registrant's receipt of a written request for an advance of expenses by such Indemnitee, whether prior to or after final disposition of a proceeding. If required by law, Indemnitee shall agree, at the time of such advance, to repay the amounts advanced if it is ultimately determined that Indemnitee is not entitled to be indemnified under the terms of the agreement. Any advances made shall be unsecured and no interest shall be charged thereon.


     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions of the Georgia Business Corporation Code and the Registrant's articles of incorporation and bylaws, the Registrant has been informed that indemnification is considered by the Commission to be against public policy and therefore unenforceable.

ITEM 16.  EXHIBITS

Exhibit No.    Exhibit
----------     -------

3.1            Restated Certificate of Incorporation of the Company, as amended.
               (Incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.)

3.2 Bylaws of the Company, as amended. (Incorporated by reference to Exhibit 3.2 to the Registrant's Report on Form 8-K filed November 8, 2004.)

3.3 Articles of Amendment to the Articles of Incorporation of CryoLife. (Incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000.)

4.1 Form of Certificate for the Company's Common Stock. (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (Commission File No. 33-56388). )

4.2 Form of Certificate for the Company's Common Stock. (Incorporated by reference to Exhibit 4.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.)

4.3 Rights Agreement between the Company and Chemical Mellon Shareholder Services, L.L.C., as Rights Agent, dated as of November 27, 1995. (Incorporated by reference to Exhibit 10.36 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)

4.4 First Amendment to Rights Agreement, effective June 1, 1997, executed by the Company and American Stock Transfer & Trust Company, as successor Rights Agent. (Incorporated by reference to the Registrant's Registration Statement on Form S-3 (Commission File No. 333-112673.))

4.5+           Form of Depositary Agreement.

4.6+           Form of Depositary Receipt.

5.1* Opinion of Arnall Golden Gregory LLP regarding legality of the common stock and preferred stock.

5.2* Opinion of Arnall Golden Gregory LLP regarding legality of the depositary shares.

12.1*          Computation of Ratio of Earnings to Fixed Charges

23.1*          Consent of Arnall Golden Gregory LLP (included as part of Exhibit
               5 hereto).

23.2*          Consent of Deloitte & Touche LLP.

23.3*          Notice regarding consent of Arthur Andersen LLP.

24.1 Power of Attorney (included in the signature pages of the initial filing of this registration statement).

99.1**         Form  of  Indemnification   Agreement  for  Directors  and  Chief
               Financial Officer of the Registrant.

_____________________________
* Previously filed.
**Filed herewith.
+ To be filed by amendment or as an exhibit to a current report on Form 8-K of the Registrant.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by registrants pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennesaw, State of Georgia on January 4, 2005.

                                         CRYOLIFE, INC.

                                         By:  /s/ Steven G. Anderson
                                            ------------------------------------
                                         Steven G. Anderson
                                         President, Chief Executive Officer and
                                         Chairman of the Board of Directors

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

PRINCIPAL EXECUTIVE, FINANCIAL & ACCOUNTING OFFICERS AND DIRECTORS:
------------------------------------------------------------------

    Name                                                          Title                               Date
    ----                                                          ------                              ----
/s/ Steven G. Anderson                            President, Chief Executive Officer and   January 4, 2005
-----------------------------------------         Chairman of the Board of Directors
Steven G. Anderson                                (Principal Executive Officer)

/s/ D. Ashley Lee                                 Executive Vice President, Chief          January 4, 2005
-----------------------------------------         Operating Officer and Chief Financial
D. Ashley Lee                                     Officer (Principal Financial and
                                                  Accounting Officer)

         *                                        Director                                 January 4, 2005
-----------------------------------------
Thomas F. Ackerman

         *                                        Director                                 January 4, 2005
-----------------------------------------
Dan Bevevino

         *                                        Director                                 January 4, 2005
-----------------------------------------
John M. Cook

         *                                        Director                                 January 4, 2005
-----------------------------------------
Ronald Charles Elkins, M.D.

         *                                        Director                                 January 4, 2005
-----------------------------------------
Virginia C. Lacy

         *                                        Director                                 January 4, 2005
-----------------------------------------
Ronald D. McCall

         *                                        Director                                 January 4, 2005
-----------------------------------------
Bruce J. Van Dyne, M.D.

*By: /s/ D. Ashley Lee
    -------------------------------------
      D. Ashley Lee, Attorney in Fact

                                  EXHIBIT INDEX


Exhibit No.    Exhibit
----------     -------

3.1            Restated Certificate of Incorporation of the Company, as amended.
               (Incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.)

3.2 Bylaws of the Company, as amended. (Incorporated by reference to Exhibit 3.2 to the Registrant's Report on Form 8-K filed November 8, 2004.)

3.3 Articles of Amendment to the Articles of Incorporation of CryoLife. (Incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000.)

4.1 Form of Certificate for the Company's Common Stock. (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (Commission File No. 33-56388). )

4.2 Form of Certificate for the Company's Common Stock. (Incorporated by reference to Exhibit 4.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.)

4.3 Rights Agreement between the Company and Chemical Mellon Shareholder Services, L.L.C., as Rights Agent, dated as of November 27, 1995. (Incorporated by reference to Exhibit 10.36 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)

4.4 First Amendment to Rights Agreement, effective June 1, 1997, executed by the Company and American Stock Transfer & Trust Company, as successor Rights Agent. (Incorporated by reference to the Registrant's Registration Statement on Form S-3 (Commission File No. 333-112673.))

4.5+           Form of Depositary Agreement.

4.6+           Form of Depositary Receipt.

5.1* Opinion of Arnall Golden Gregory LLP regarding legality of the common stock and preferred stock.

5.2* Opinion of Arnall Golden Gregory LLP regarding legality of the depositary shares.

12.1*          Computation of Ratio of Earnings to Fixed Charges

23.1*          Consent of Arnall Golden Gregory LLP (included as part of Exhibit
               5 hereto).

23.2*          Consent of Deloitte & Touche LLP.

23.3*          Notice regarding consent of Arthur Andersen LLP.

24.1 Power of Attorney (included in the signature pages of the initial filing of this registration statement).

99.1**         Form  of  Indemnification   Agreement  for  Directors  and  Chief
               Financial Officer of the Registrant.

_____________________________
* Previously filed.
**Filed herewith.
+ To be filed by amendment or as an exhibit to a current report on Form 8-K of the Registrant.